Exhibit 10.1

October 21st, 2024

Next Technology Holding Inc.

Room 519, 05/F Block T3, Qianhai Premier Finance Centre Unit 2

Guiwan Area, Nanshan District, China 518000.

+852-5338-4226

Effective today, I hereby tender my resignation as Chief Financial officer of Next Technology Holding Inc. (the “Company”).

My decision to resign from the Companyis not the result of any disagreement with the Company’s operations, policies or procedures.

I have appreciated the opportunity to serve on the Companyand wishthe Company the very best going forward.

Sincerely,

/s/ Ken Tsang
Ken Tsang